                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material under (S) 240.14a-12

                           HOOKER FURNITURE COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                         Hooker Furniture Corporation
                        440 East Commonwealth Boulevard
                         Martinsville, Virginia  24112


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be held March 29, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hooker Furniture Corporation (the "Company") will be held at Piedmont Arts Association, 215 Starling Avenue, Martinsville, Virginia, on Thursday, March 29, 2001, at 1:30 P.M., for the following purposes:

     (1) To elect ten directors to serve a one-year term on the Company's Board of Directors;

     (2) To ratify the selection of BDO Seidman, LLP as the independent public accountants for the Company for 2001; and

     (3) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     The stockholders of record of the Company's Common Stock at the close of business on February 14, 2001 are entitled to notice of and to vote at this Annual Meeting or any adjournment thereof.

     Even if you plan to attend the meeting in person, we request that you mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be certain of being represented and voted at the meeting. Any proxy given by a stockholder may be revoked by that stockholder at any time prior to the voting of the proxy.

                                    By Order of the Board of Directors,


                                    /s/ Robert W. Sherwood

                                         Robert W. Sherwood
                                             Secretary


February 21, 2001

                         Hooker Furniture Corporation
                        440 East Commonwealth Boulevard
                         Martinsville, Virginia  24112

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                                March 29, 2001


     The enclosed proxy is solicited by and on behalf of the Board of Directors of Hooker Furniture Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, March 29, 2001, at 1:30 P.M., at Piedmont Arts Association, 215 Starling Avenue, Martinsville, Virginia, and any adjournment thereof. The matters to be considered and acted upon at such meeting are described in the foregoing notice of the meeting and this proxy statement. This proxy statement and the related form of proxy are being mailed on or about February 21, 2001 to all holders of record on February 14, 2001 of the Company's common stock, no par value (the "Common Stock"). Shares of the Common Stock represented in person or by proxy will be voted as hereinafter described or as otherwise specified by the stockholder. Any proxy given by a stockholder may be revoked by such stockholder at any time prior to the voting of the proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the meeting and voting in person.

     The cost of preparing, assembling and mailing the proxy, this proxy statement, and other material enclosed, and all clerical and other expenses of solicitations will be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers and employees of the Company may solicit proxies by telephone, telegram or personal interview. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding soliciting material.


                                 VOTING RIGHTS

     On February 14, 2001 there were 7,617,298 shares of Common Stock outstanding and entitled to vote. Each such share of Common Stock entitles the holder thereof to one vote.


                             ELECTION OF DIRECTORS

     The Company proposes the reelection of J. Clyde Hooker, Jr., Paul B. Toms, Jr., Douglas C. Williams, E. Larry Ryder, Henry P. Long, Jr., W. Christopher Beeler, Jr., John L. Gregory, III, Irving M. Groves, Jr., A. Frank Hooker, Jr. and L. Dudley Walker to hold office until the next Annual Meeting of Stockholders is held and their successors are elected. All of the nominees listed were previously elected directors by the stockholders. The Board of Directors of the Company presently consists of these 10 directors whose terms expire at the time of the 2001 Annual Meeting.

     The shares represented by proxies will be voted as specified by the stockholder. If the stockholder does not specify his choice, the shares will be voted in favor of the election of the nominees listed on the proxy card, except that in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such other person as the Board of Directors may recommend. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the nominees named below will be unable or unwilling to serve. Certain information regarding each nominee follows.

     J. Clyde Hooker, Jr., 80, has been a Director since 1947. In December 2000, Mr. Hooker retired from active service and was named Chairman Emeritus. Before that time, he served as Chairman of the Board since 1987 and Chief Executive Officer since 1966. Mr. Hooker also served as President and Chief Operating Officer from May 1999, upon the retirement of Mr. A. Frank Hooker, Jr., to December 1999. He was President from 1960 to 1987. Prior to 1960, Mr. Hooker held various positions in sales and marketing. Mr. Hooker joined the Company in 1946. He is the first cousin of A. Frank Hooker, Jr. and the uncle of Paul B. Toms, Jr.

     Paul B. Toms, Jr., 46, has been a Director since 1993. Mr. Toms has been Chairman and Chief Executive Officer since December 2000. He was President and Chief Operating Officer from December 1999 to December 2000. Mr. Toms was Executive Vice President-Marketing from 1994 to December 1999, Senior Vice President-Sales & Marketing from 1993 to 1994 and Vice President-Sales from 1987 to 1993. Mr. Toms joined the Company in 1983. Mr. Toms is the nephew of J. Clyde Hooker, Jr.

     Douglas C. Williams, 53, has been a Director since 1987. Mr. Williams has been President and Chief Operating Officer since December 2000. He was Executive Vice President-Manufacturing from December 1999 to December 2000. He was Senior Vice President-Manufacturing from 1987 to 1999 and Vice President-Manufacturing from 1986 to 1987. Prior to 1986, he held various positions in production. Mr. Williams joined the Company in 1971.

     E. Larry Ryder, 53, has been a Director since 1987. Mr. Ryder has been Executive Vice President-Finance & Administration since December 2000, Assistant Treasurer since 1998 and Assistant Secretary since 1990. He was Senior Vice President-Finance and Administration from December 1987 to December 2000. He was Treasurer from 1989 to 1998 and Vice President-Finance and Administration from 1983 to 1987. Prior to 1983, Mr. Ryder served in various financial capacities. Mr. Ryder joined the Company in 1977.

     Henry P. Long, Jr., 49, has been a Director since 1993. Mr. Long has been Senior Vice President-Merchandising and Design since 1994. He was Vice President-Sales from 1987 to 1994. Mr. Long joined the Company in 1983.

     W. Christopher Beeler, Jr., 49, has been a Director since 1994. He is the Chairman, President and Chief Executive Officer of Virginia Mirror Company, Inc. and Virginia Glass Products Corporation, both of which manufacture and fabricate glass products. Mr. Beeler is a director of Branch Banking and Trust Company of Virginia (a wholly-owned subsidiary of BB&T Corporation). Mr. Beeler is Chairman of the Company's Audit Committee and a member of the Compensation Committee.

     John L. Gregory, III, 53, has been a Director since 1988. He is a shareholder, officer and director of the law firm of Young, Haskins, Mann, Gregory & Smith, P.C. Mr. Gregory is a member of the Company's Audit Committee and Compensation Committee.

     Irving M. Groves, Jr., 71, has been a Director since 1964. He is the retired Chief Executive Officer, President and Chairman of Piedmont BankGroup (a predecessor to MainStreet Financial Corporation which was acquired by BB&T Corporation in 1999). Mr. Groves is Chairman of the Company's Compensation Committee and a member of the Audit Committee.

     A. Frank Hooker, Jr., 71, has been a Director since 1958. He is the retired President and Chief Operating Officer of the Company. He served in those positions from 1987 until his retirement in May 1999. Mr. Hooker is the first cousin of J. Clyde Hooker, Jr. Mr. Hooker is a member of the Company's Compensation Committee.

     L. Dudley Walker, 70, has been a Director since 1995. He is the retired Chairman of the Board of VF Knitwear, Inc. (formerly Bassett-Walker, Inc.) a manufacturer of knitted fleecewear and T-shirts and a wholly-owned subsidiary of
V. F. Corporation. Mr. Walker is also the retired Chairman, President and Chief Executive Officer of Bassett-Walker, Inc. Mr. Walker is a member of the Company's Compensation Committee.

     The law firm of Young, Haskins, Mann, Gregory & Smith, P.C. (of which Mr. Gregory is a shareholder, officer and director) was utilized as counsel by the Company during the fiscal year ended November 30, 2000 and the Company expects to use the firm during the current fiscal year.


               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors met five times during 2000. The Company has an Audit Committee and a Compensation Committee. The Audit Committee met once and the Compensation Committee met three times. Each incumbent director attended at least 75% of the total fiscal 2000 Board meetings and committee meetings held during the period that he was a member of the Board or such committees.

     Beginning in January 2000, all directors received an annual retainer fee of $2,000 and $1,000 for each Board meeting attended ($750 for each Board meeting attended in December 1999). For committee meetings, non-employee directors received $500 for each meeting attended. Employee directors received no compensation for committee meetings attended. For services as directors of the Company during fiscal 2000, Messrs. Gregory, Beeler and Groves each received $10,000, Mr. A. Frank Hooker, Jr. received $9,000, and Mr. Walker received $7,000. Each of the employee directors received $5,750 for services in 2000.

     Beginning in January 2001, non-employee directors will receive an annual retainer fee of $2,000, $1,000 for each Board meeting attended and $500 for each committee meeting attended. Employee directors will receive no compensation for Board or committee meetings attended.

     Directors are paid no other compensation by the Company for the performance of their services as directors.

Audit Committee
---------------

     The Audit Committee, which presently consists of Messrs. Beeler (Chairman), Gregory and Groves, recommends the appointment of a firm of independent public accountants to audit the Company's financial statements and reviews and approves the scope, purpose, and type of audit services to be performed by the external auditors. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as Appendix A to this proxy statement. The Report of the Audit Committee is set forth below under "Report of the Audit Committee". Each member of the Audit Committee is independent as defined by Rule 4200(a)(15) (as amended or supplemented) of the National Association of Securities Dealers' listing standards. The Audit Committee held one meeting during fiscal 2000.

Compensation Committee
----------------------

     The duties of the Compensation Committee, which presently includes Messrs. Groves (Chairman), Beeler, Gregory, A. Frank Hooker, Jr. and Walker, are to review and make determinations with regard to the employment arrangements and compensation for the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Executive Vice President-Finance and Administration, and the Senior Vice Presidents. No member of the Compensation Committee may be an employee of the Company. The Compensation Committee held three meetings in fiscal 2000.


                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements for the fiscal year ended November 30, 2000 with management including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee discussed with the independent auditors, who are responsible for expressing an opinion on conformity of those audited financial statements with generally accepted accounting principles, the independent auditors' judgments as to the quality and acceptability of the Company's accounting principles and such other matters as are required to be discussed with the independent auditors under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and letter from the independent auditors to the Committee required by Independence Standard Board Standard No. 1. The Committee has also considered whether the provision of non-audit related services by the independent auditors is compatible with maintaining the independent auditors' independence.

     The Committee met with the Company's independent auditors, with and without management present, and discussed the overall scope of their audit, the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended November 30, 2000 for filing with the Securities and Exchange Commission.

                       W. Christopher Beeler, Jr., Chairman
                       John L. Gregory, III
                       Irving M. Groves, Jr.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Securities Exchange Act of 1934 requires the Company's executive officers and directors, and any persons owning more than 10% of the Common Stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of the copies of the Forms 3, 4 and 5 received by it, and written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that all executive officers, directors and 10% stockholders complied with such filing requirements, except that the Company's Employee Stock Ownership Plan Trust made a late Form 3 filing and A. Frank Hooker, Jr., a director, filed one late Form 4 with respect to one sale transaction.

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table
--------------------------

     The following table sets forth, for the fiscal years ended November 30, 2000, 1999 and 1998, the compensation for services in all capacities to the Company of those persons who at November 30, 2000 were the Company's Chief Executive Officer and the next four most highly compensated executive officers of the Company for the fiscal year ended November 30, 2000 (collectively, the "Named Executive Officers").

                                                                  Annual Compensation         All Other
                                                               -------------------------
            Name and Principal Position               Year     Salary ($)(1)   Bonus ($)   Compensation ($)(2)
            ---------------------------               ----     -------------  ----------   -------------------
J. Clyde Hooker, Jr., Chairman Emeritus (3)           2000       $161,750      $104,001          $24,773
                                                      1999        154,001        98,671           26,507
                                                      1998        154,000        73,497           27,147

Paul B. Toms, Jr., Chairman and Chief                 2000        179,750       145,602           35,419
  Executive Officer (4)                               1999        151,601       138,139           36,518
                                                      1998        145,600       102,896           32,503

Douglas C. Williams, President and Chief              2000        179,750       145,602           19,053
  Operating Officer (5)                               1999        170,200       138,139           19,777
                                                      1998        163,600       102,896           17,443

E. Larry Ryder, Executive Vice President-             2000        144,952       104,001           23,765
  Finance & Administration (6)                        1999        136,602        98,671           24,871
                                                      1998        131,200        73,497           21,816

Henry P. Long, Jr., Senior Vice President-            2000        129,359       104,001           16,287
  Design & Merchandising                              1999        121,601        98,671           17,162
                                                      1998        116,800        73,497           14,819

_______________
(1) Includes for each Named Executive Officer compensation for services as a director in the amount of $5,750. See "Meetings of the Board of Directors and Committees."
(2) All Other Compensation for 2000 for each Named Executive Officer includes the present value of the benefit to the executive officer of the Company's contribution toward premiums for split-dollar life insurance under a program offered to all officers and plant managers in the following amounts: Mr. Hooker, $16,381; Mr. Toms, $27,027; Mr. Williams, $10,661; Mr. Ryder, $15,373; and Mr. Long, $8,435. The present value was calculated using the applicable federal rate in effect for November 2000. The Company is entitled to recover the premiums paid to the insurer on such split-dollar life policies and has retained a collateral interest in each policy to the extent of the premiums paid with respect to such policy. All Other Compensation for each Named Executive Officer for 2000 also includes employer contributions to the Company's 401(k) Plan of $5,250 and ESOP of $3,142.
(3) Mr. Hooker was elected Chairman Emeritus on December 19, 2000. During the fiscal year ended November 30, 2000, Mr. Hooker served as Chairman and Chief Executive Officer. Mr. Hooker retired effective December 31, 2000.
(4) Mr. Toms was elected Chairman and Chief Executive Officer on December 19, 2000. During the fiscal year ended November 30, 2000, Mr. Toms served as President and Chief Operating Officer.
(5) Mr. Williams was elected President and Chief Operating Officer on December 19, 2000. During the fiscal year ended November 30, 2000, Mr. Williams served as Executive Vice President-Manufacturing.
(6) Mr. Ryder was elected Executive Vice President-Finance and Administration on December 19, 2000. During the fiscal year ended November 30, 2000, Mr. Ryder served as Senior Vice President-Finance and Administration.

Salary Continuation Agreements
------------------------------

     Messrs. Toms, Williams, Ryder and Long have each entered into a salary continuation agreement under a plan maintained by the Company for certain management employees. Pursuant to these agreements each such executive officer, or his beneficiary, will be entitled to receive ten annual payments of $40,000 upon the executive officer's retirement at age 60, death or disability. If the executive officer retires after attaining age 55 but before age 60, the annual payment will be reduced by 120/th/ for each full month remaining from the date of retirement until the executive officer's 60/th/ birthday. Benefits payable on account of the death of the executive officer commence immediately, while benefits payable on account of the disability of the executive officer will not commence until the date on which the executive officer reaches age 60.

Compensation Committee Interlocks and Insider Participation in Compensation
---------------------------------------------------------------------------
Decisions
---------

     The Compensation Committee for the Company's fiscal year ended November 30, 2000 consisted of Messrs. Groves (Chairman), Beeler, Gregory, A. Frank Hooker, Jr. and Walker. A. Frank Hooker, Jr. was an officer of the Company until his retirement in May 1999.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General Policy
--------------

     The Company's Executive Officer Compensation Program is administered by the Compensation Committee of the Board of Directors. The Committee is composed of five non-employee directors. The Committee reports to the Board on all compensation matters regarding certain members of the Company's management.

     The overall objectives of the program are to attract and retain highly qualified executive talent, to motivate executives to achieve the goals inherent in the Company's business strategy, and to link executive compensation to individual performance as well as the financial performance of the Company.

     The primary elements of the program are base salary, annual bonus, salary continuation, and split-dollar life insurance. While the elements of compensation described below are considered separately, the Committee takes into account all of these items of compensation as a whole in determining the appropriate levels of executive compensation.

Base Salaries and Bonus Opportunities
-------------------------------------

     Acting on the Committee's recommendation, the Board of Directors sets the base salaries and bonus opportunities for the Chief Executive Officer, and for other executive officers through the Senior Vice President level each year. At the beginning of the 2000 fiscal year, the Committee reviewed proposals submitted by management for the annual salary and bonus opportunity for each senior officer. The proposed bonus opportunity for each executive was based on a specified percentage of the Company's adjusted pre-tax earnings in excess of $5 million.

     In conducting its review of this proposal, the Committee reviewed a furniture industry association report on executive compensation for certain companies engaged in furniture manufacturing. The report analyzed industry cash compensation levels for executive positions identical to or similar to the positions held by the Company's senior executives. The report presented industry salary and total cash compensation by size of the reporting organizations.

     The Committee set the salary and bonus opportunity for each of the senior officers at the level recommended by management. The recommended salaries and bonus opportunities generally fell in the top quartile of the 71 companies who participated in the association report.

     The Board approved the Committee's recommendation.

Salary Continuation
-------------------

     The Company has established a salary continuation program for certain employees of the Company, including the senior executive officers. The program is designed to help retain executive talent and to provide additional retirement or disability benefits to supplement the benefits payable under the Company's tax-qualified plan.

     The program provides benefits in specified amounts to the executives upon retirement, death, or disability. Executives become entitled to receive the full amount of benefits available under the plan upon attainment of age 60, and a reduced level of benefits upon attainment of age 55. Benefits are also payable in connection with an executive's death or disability. The death benefit is payable immediately, while the disability benefit is not payable until the executive reaches age 60. Each of the Company's executive officers participates in the salary continuation program.

Split-Dollar Insurance
----------------------

     The policies provide the executive with life insurance benefits during his working life and paid up insurance at his retirement. The Company is entitled to recover premiums paid to the insurer on such split-dollar policies and has retained a collateral interest in each policy to the extent of the premiums paid with respect to such policy.

Compliance with Internal Revenue Code Section 162(m)
----------------------------------------------------

     Section 162(m) of the Internal Revenue Code generally prohibits the Company from deducting compensation of over $1 million that is paid in any taxable year to the Company's Chief Executive Officer or to any of the other four most highly compensated individuals who are executive officers at the end of the year. Current compensation levels for each of the Company's executive officers are below this threshold. In the future, the Board of Directors may approve compensation that would not be fully deductible under Section 162(m) if, in the Board of Director's judgment, after considering the additional costs of not qualifying for full deduction, such compensation is appropriate.


                            Irving M. Groves, Jr., Chairman
                            W. Christopher Beeler, Jr.
                            John L. Gregory, III
                            A. Frank Hooker, Jr.
                            L. Dudley Walker

                               PERFORMANCE GRAPH

     The following graph compares cumulative total stockholder return for the Company with a broad performance indicator, the Russell 2000(R) Index, and an industry index, the Wood Household Furniture Index, for the period from April 5, 1999, the date the Company's Common Stock was registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, to November 30, 2000.

                   Comparison of Cumulative Total Return (1)
         Hooker Furniture Corporation, Wood Household Furniture Index
                             Russell 2000(R) Index

                                    [GRAPH]

(1) The graph shows the cumulative total return on $100 invested at the beginning of the measurement period in the Company's Common Stock or the specified index, including reinvestment of dividends.
(2) The Company's Common Stock is not listed for trading on any securities exchange or on Nasdaq or on any other inter-dealer quotation system of a registered national securities exchange and there is no established public trading market for the Company's Common Stock. The cumulative total return for the Company's Common Stock is based upon stock price information provided by the National Association of Securities Dealers, Inc. as reported to it by its member firms. That stock price information represents a limited number of transactions in the Company's Common Stock in the "over-the-counter" market during the periods indicated.
(3) SIC Code 2511 Wood Household Furniture Index as prepared by Media General Financial Services, Inc. ("Media General"). At February 9, 2001, Media General reported that SIC Code 2511 consisted of: Bassett Furniture Industries, Inc., Bush Industries, Inc. (Class A Common Stock), Chromcraft Revington, Inc., DMI Furniture, Inc., Ethan Allen Interiors Inc., Furniture Brands International, Inc., Keller Manufacturing, Stanley Furniture Company, Inc. and Wellington Hall, Limited.
(4) The Russell 2000(R) Index, prepared by Frank Russell Company, measures the performance of the 2000 smallest companies out of the 3,000 largest U.S. companies based on total market capitalization.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of February 14, 2001 by each stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director and director nominee, by each of the Named Executive Officers and by all directors and executive officers as a group:

                                                                               Amount and Nature of          Percent
                                         Name                                 Beneficial Ownership (1)       Of Class
                                         ----                                 ------------------------       --------
Hooker Furniture Corporation Employee Stock Ownership Plan Trust (2)........       2,364,270 (2)(3)            31.0%
J. Clyde Hooker, Jr. (4)....................................................       1,170,477 (5)(6)            15.4%
Paul B. Toms, Jr. (4).......................................................         964,100 (7)(8)            12.7%
Mabel H. Toms (4)...........................................................         920,483 (6)(8)(9)         12.1%
A. Frank Hooker, Jr. (4)....................................................         302,339 (10)               4.0%
W. Christopher Beeler, Jr. (4)..............................................          39,900 (11)               *
Irving M. Groves, Jr. (4)...................................................          26,796 (12)               *
Douglas C. Williams (4).....................................................          12,241 (13)               *
L. Dudley Walker (4)........................................................          10,000                    *
E. Larry Ryder (4)..........................................................           8,920 (14)               *
Henry P. Long, Jr. (4)......................................................           6,140 (15)               *
John L. Gregory, III (4)....................................................             800                    *
All directors and executive officers as a group (11 persons)................       2,045,548 (16)              26.9%

*   Less than one percent.
(1) All share information in this proxy statement reflects a two-for-one stock split effective January 31, 2000.
(2) The beneficial ownership information for the Hooker Furniture Corporation Employee Stock Ownership Plan Trust (the "ESOP Trust") is based upon the
     Schedule 13G/A filed with the SEC January 19, 2001 by U.S. Trust Company, National Association. U.S. Trust Company serves as trustee of the ESOP Trust (the "ESOP Trustee"). The principal business address for the ESOP Trustee is 515 S. Flower Street #2800, Los Angeles, CA 90071.
(3) Shares reported as owned by the ESOP Trust include 23,994 shares that are also reported as beneficially owned by the executive officers. The ESOP Trustee has dispositive power with respect to shares owned by the ESOP Trust. The ESOP Trustee may dispose of ESOP shares only at the direction of a committee appointed by the Company. During fiscal 2000 such committee consisted of the following officers of the Company: J. Clyde Hooker, Jr.,
     E. Larry Ryder and Jack R. Palmer (Vice President-Human Resources). The ESOP Trustee has sole voting power with respect to 1,843,160 shares held by the ESOP Trust, which have not been allocated to plan participants. Shares allocated to plan participants' accounts are voted by the ESOP Trustee in accordance with the direction of the participants, unless no directions are received.
(4) The business address for such persons is c/o Hooker Furniture Corporation, 440 East Commonwealth Boulevard, Martinsville, Virginia 24112.
(5) J. Clyde Hooker, Jr. has sole voting and dispositive power with respect to 513,175 shares and shared voting and dispositive power with respect to 651,892 shares. Mr. Hooker also has sole voting power with respect to 5,410 shares held by the ESOP. Shares beneficially owned by Mr. Hooker do not include 224,068 shares beneficially owned by members of his family; Mr. Hooker disclaims beneficial ownership of such shares. Mr. Hooker may be deemed to share dispositive power with respect to the shares held by the ESOP (see footnote (3) above).
(6) J. Clyde Hooker, Jr. and Mabel H. Toms share voting and dispositive power with respect to 496,435 shares held by family trusts. Such shares are included in the shares beneficially owned by Mr. Hooker and by Mrs. Toms.
(7) Mr. Toms has sole voting and dispositive power with respect to 38,759 shares and shared voting and dispositive power with respect to 922,065 shares. Mr. Toms also has sole voting power with respect to 3,276 shares held by the ESOP. Shares beneficially owned by Mr. Toms include 1,582 shares beneficially owned by one of his children but do not include 2,936 shares beneficially owned by his wife; Mr. Toms disclaims beneficial ownership of all such shares.
(8) Mabel H. Toms and her adult children, one of whom is Mr. Toms, share voting and dispositive power with respect to 198,960 shares held by a family trust (the "Toms Family Trust"). In addition, pursuant to a revocable power of attorney, Mr. Toms has shared voting and dispositive power with respect to all 920,483 shares (which include the 198,960 shares held by the Toms Family Trust) beneficially owned by Mrs. Toms.
(9) Mrs. Toms has sole voting and dispositive power with respect to 101,592 shares and shared voting and dispositive power with respect to 818,891 shares.

(10) A. Frank Hooker, Jr. has sole voting and dispositive power with respect to 204,000 shares and shared voting power with respect to 98,339 shares and shared dispositive power with respect to 78,714 shares.
(11) Mr. Beeler has sole voting and dispositive power with respect to 2,400 shares and shared voting and dispositive power with respect to 37,500 shares.
(12) Mr. Groves has sole voting and dispositive power with respect to 26,196 shares and shared voting and dispositive power with respect to 600 shares. Shares beneficially owned by Mr. Groves do not include 12,200 shares beneficially owned by his wife; Mr. Groves disclaims beneficial ownership of such shares.
(13) Includes 6,665 shares held by the ESOP, with respect to which Mr. Williams has sole voting power. Shares beneficially owned by Mr. Williams do not include 200 shares beneficially owned by members of his family.
(14) Includes 5,170 shares held by the ESOP, with respect to which Mr. Ryder has sole voting power. Mr. Ryder may also be deemed share dispositive power with respect to the shares held by the ESOP (see footnote (3) above).
(15) Mr. Long has sole voting and dispositive power with respect to 2,056 shares and shared voting and dispositive power with respect to 881 shares. Mr. Long also has sole voting power with respect to 3,473 shares held by the ESOP.
(16) J. Clyde Hooker, Jr. and E. Larry Ryder, each of whom is an executive officer and a director, may be deemed to share dispositive power with respect to the shares held by the ESOP (see footnote (3) above).


                         RATIFICATION OF SELECTION OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of BDO Seidman, LLP as independent public accountants for the Company for 2001, subject to ratification by the stockholders. Action by stockholders is not required by law in the selection of independent public accountants, but their selection is submitted by the Board in order to give the stockholders an opportunity to ratify the Board's selection. If the stockholders do not ratify the selection of BDO Seidman, LLP, the Board of Directors will reconsider the selection of independent public accountants. Unless otherwise specified, shares represented by proxies will be voted for the ratification of the selection of BDO Seidman, LLP, as independent public accountants for 2001.

     Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Billed to Company by BDO Seidman LLP during Fiscal Year 2000
-----------------------------------------------------------------

     Audit Fees. Audit fees billed to the Company by BDO Seidman, LLP during the Company's fiscal year ended November 30, 2000 for review of the Company's annual financial statements and the financial statements included in the Company's quarterly reports on Form 10-Q totaled $83,000.

     Financial Information Systems Design and Implementation Fees. The Company did not engage BDO Seidman, LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended November 30, 2000.

     All Other Fees. Fees billed to the Company by BDO Seidman, LLP during the Company's fiscal year ended November 30, 2000 for all other non-audit services rendered to the Company, including tax related services, totaled $45,000.


                                OTHER BUSINESS

     Management knows of no other business that will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

                            ADDITIONAL INFORMATION

     Voting Procedures. Votes will be tabulated by one or more Inspectors of Elections. A majority of the total votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. However, Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at such meeting.

     The election of each nominee for director requires the affirmative vote of the holders of shares representing a plurality of the votes cast in the election of directors. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast and, therefore, will have no effect on the election of directors. Actions on all other matters to come before the meeting will be approved if the votes cast in favor of the action exceed the votes cast against it. Abstentions and Broker Shares that are not voted are not considered cast either for or against a matter and, therefore, will have no effect on the outcome of such matter.

     Stockholder Proposals for 2002 Annual Meeting. Any stockholder desiring to present a proposal to the stockholders at the 2002 Annual Meeting and who desires that such proposal be included in the Company's proxy statement and proxy card relating to that meeting, must transmit such to the Secretary of the Company so that it is received at the Company's principal executive offices on or before October 24, 2001. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations. With respect to stockholder proposals that are not included in the proxy statement for the 2002 Annual Meeting, the persons named in the proxy solicited by the Company's Board of Directors for the 2002 Annual Meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, including with respect to proposals received by the Company after January 7, 2002.


                                    By Order of the Board of Directors,


                                       /s/ Robert W. Sherwood

                                         Robert W. Sherwood
                                            Secretary


February 21, 2001

Appendix A


                         HOOKER FURNITURE CORPORATION

                            Audit Committee Charter

                      Adopted by Board December 19, 2000


     The Audit Committee of the Board of Directors of Hooker Furniture Corporation (the "Company") shall be a standing committee and shall be responsible for oversight of the Company's financial reporting and internal controls. The Audit Committee (the "Committee") shall report to the Board of Directors (the "Board") and its primary function shall be to assist the Board in fulfilling its responsibilities to shareholders related to financial accounting and reporting, the system of internal controls established by management and the adequacy of internal and independent auditing relative to these activities. The Committee shall have the authority to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibilities.

     The Committee shall:

     1. Provide for an open avenue of communications between the independent accountants, management and the Board and, at least once annually, meet with the independent accountants in private session.

     2. Review the qualifications and evaluate the performance of the independent accountants and make recommendations to the Board regarding the selection, fee arrangements, appointment or termination of the independent accountants. The independent accountants shall be ultimately accountable to the Board and the Committee, as representatives of shareholders.

     3. Receive on an annual basis a formal written statement from the independent accountant detailing all relationships between the independent accountant and the Company consistent with requirements of the Independence Standards Board Standard I, as the same may be modified or supplemented. The Committee shall actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact objectivity and independence of the independent accountants, and take, or recommend that the full Board take appropriate action to oversee the independence of the independent accountants.

     4. Review and approve the independent accountants' annual engagement letter.

     5. Review with the independent accountants (1) the proposed scope of their examination with emphasis on accounting and financial areas where the Committee, the independent accountants or management believe special attention should be directed, (2) results of their audit, including a letter of recommendations for management (3) their evaluation of the adequacy of the system of internal controls, (4) significant areas of disagreement, if any, with management and (5) cooperation received from management in the conduct of the audit.

     6. Review significant accounting, reporting, regulatory or industry developments affecting the Company.

     7. Discuss with management and the independent accountants any issues regarding significant business risks or exposures and assess the steps management has taken to minimize such risk.

     8. Review with management and the independent accountants the financial statements to be included in the Company's annual report to shareholders and make a recommendation to the Board as to the form and content of the audited financial statements to be included in the Company's Annual Report on Form 10-K.

     9. Discuss with the independent accountants the matters required to be discussed by SAS 61, as the same may be modified or supplemented.

     10. Approve the Report of Audit Committee to be included in the Company's Proxy Statement for its Annual Meeting of Shareholders.

     11. Ascertain that significant matters identified as a result of interim review procedures have been brought to the attention of the Committee.

     12. Perform such other functions as assigned by law, the Company's bylaws or as the Board deems necessary and appropriate.


Committee Membership

     The membership of the Committee shall be:

     .    appointed by the Board,

     . composed entirely of directors who are independent, as determined by the Board, as defined by Nasdaq, and

     . consist of at least three members each of whom shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee.


Committee Meetings

     Meetings will be held as required, but not less than once a year. Minutes will be recorded and reports of committee meetings will be presented at the next regularly scheduled Board meeting.


Committee Charter Review and Approval

     This Audit Committee Charter shall be reviewed, reassessed and approved by the Board annually and shall be included with the Company's proxy statement at least once every three years.

REVOCABLE PROXY
                          HOOKER FURNITURE CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        For the Annual Meeting of Stockholders called for March 29, 2001

   The undersigned hereby appoints Paul B. Toms, Jr. and Douglas C. Williams, or either of them, the attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all the shares of common stock of Hooker Furniture Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Piedmont Arts Association, 215 Starling Avenue, Martinsville, Virginia on March 29, 2001 at 1:30 P.M., and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters below:
(1) Election of Directors
    [_] FOR all nominees listed        [_] WITHHOLD AUTHORITY to vote for all
        below (except as indicated         nominees listed below
        otherwise below)

    NOMINEES: J. Clyde Hooker, Jr., Paul B. Toms, Jr., Douglas C. Williams, E.
              Larry Ryder, Henry P. Long, Jr., W. Christopher Beeler, Jr.,
              John L. Gregory, III, Irving M. Groves, Jr., A. Frank Hooker, Jr.,
              L. Dudley Walker

    INSTRUCTIONS: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.

                    ---------------------------------------

(2) Ratification of the selection of BDO Seidman LLP, as independent public accountants of the Company for 2001.
               [_] FOR          [_] AGAINST          [_] ABSTAIN
(3) In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

   All as more particularly described in the Company's Proxy Statement for the Annual Meeting of Stockholders to be held on March 29, 2001, receipt of which is hereby acknowledged.
                          (Continued and to be dated and signed on reverse side)

[LOGO FOR IBM CARD GOES HERE]

                         (continued from reverse side)

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED "FOR" ALL PORTIONS OF ITEMS (1) AND (2), AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

   The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

                                       Please date this Proxy Card and sign
                                       your name exactly as it appears hereon.
                                       Where there is more than one owner,
                                       each should sign. When signing as an
                                       attorney, administrator, executor,
                                       guardian or trustee, please add your
                                       title as such. If executed by a
                                       corporation, this Proxy Card should be
                                       signed by a duly authorized officer. If
                                       executed by a partnership, please sign
                                       in partnership name by authorized
                                       persons.

                                       Dated ____________________________, 2001

                                       ________________________________________

                                       ________________________________________

                                       Please promptly mark, sign, date and
                                       mail this Proxy Card in the enclosed
                                       envelope. No postage is required.